Delivering a Platform for Growth Lidia Fonseca Senior Vice President, Chief Information Officer November 5th, 2014

| 2 Safe Harbor Disclosure The statements in this presentation which are not historical facts may be forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made and which reflect management’s current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the Company include, but are not limited to, adverse results from pending or future government investigations, lawsuits or private actions, the competitive environment, changes in government regulations, changing relationships with customers, payers, suppliers or strategic partners and other factors discussed in the Company's most recently filed Annual Report on Form 10-K and in any of the Company's subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including those discussed in the “Business,” “Risk Factors,” “Cautionary Factors that May Affect Future Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those reports.

| 3 Transforming Our Network Creates Value & Drives Growth Creating Value Integrated and efficient network Actionable insights Personalized experiences Growth Platform Insights empower providers Solutions enable patient engagement Embedded clinical and reimbursement guidelines

| 4 Building a Superior Customer Experience & Lowering Cost Integrated Delivery Network Cost Excellence Superior Customer Experience Personalized Experience Insights for Improved Outcomes • A Unified Quest • Standard Processes, Platforms & Data • Access • Convenience • Ease of Use • Analytics that Empower Better Health

| 5 Building an Integrated Network for the Future Current State Future State Business Processes Standard 70% Business Processes Simplified and Standardized 100% Master Data Siloed Encounter-Centric IT Systems Redundant, Complex 70% Master Data Single Source Patient-Centric IT Systems Rationalized, Integrated Common Platforms 100%

| 6 Personalized Experience Interactive InsightsTM Provider • Result Reports with Insights • Interactive Reporting • Physician View • Patient View • Tailored Report Formats

| 7 Personalized Experience MyQuestTM Patients • Access lab results • Trend results over time • Track conditions & allergies

| 8 Insights that Improve Outcomes Population Health Solutions • Identify & Monitor Risk • Track Lab Outcomes • Target Gaps in Care • Clinical Performance Benchmarks

| 9 Insights that Improve Outcomes Quest Analytics Platform Comprehensive Analytics • Aggregated Information Across the Clinical Record • Set specific goals • Drill down capabilities • Provider Benchmarks

| 10 Actionable Insights Enable Quest to Capture More Value Clinical and Financial Content Aggregation & Reporting, Pre-authorization services, Risk Management Solutions Lab Orders and Results Dif fe re n ti ato r Advanced Analytics Population Health, Quality Metrics, Gaps in Care, Utilization Management Clinical Pathways – Disease Management, Clinical Decision Support EMR Interfacing Lab Results / Reporting Lab Orders Basic Services Differentiated Insights

| 11 Key Takeaways Integrated network will drive efficiency and savings Population Health solutions and Interactive Insights empower providers Personalized experiences engage patients and improve outcomes Standard processes, data and systems create a superior customer experience We have the experience and innovation track record to get this done!